Exhibit 2.13

DATED 31 January 2005

(1)              NTL GROUP LIMITED

(2)              NTL (CHICHESTER) LIMITED

(3)              NTL DIGITAL VENTURES LIMITED

(4)  NTL VENTURES LIMITED

(5)              MACQUARIE UK BROADCAST LIMITED

 (6)             MACQUARIE UK BROADCAST HOLDINGS LIMITED

THIRD DEED OF VARIATION

TO THE MASTER AGREEMENT

relating to

NATIONAL TRANSCOMMUNICATIONS LIMITED

AND NTL DIGITAL LIMITED

THIRD DEED OF VARIATION TO MASTER AGREEMENT

THIS DEED is made on 31 January 2005

BETWEEN:

(1)                                          NTL GROUP LIMITED, incorporated in England and Wales with registered number 2591237 and whose registered office is at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9UP (“NGL”);

(2)                                          NTL (CHICHESTER) LIMITED, incorporated in England and Wales with registered number 3056817 and whose registered office is at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9UP (“NTL Chichester”);

(3)                                          NTL DIGITAL VENTURES LIMITED, incorporated in England and Wales with registered number 5223257 and whose registered office is at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9UP (“Digital Holdco”);

(4)                                          NTL VENTURES LIMITED incorporated in England and Wales with registered number 5301388 and whose registered office is at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9UP (“ProjectCo”);

(5)                                          MACQUARIE UK BROADCAST LIMITED, incorporated in England and Wales, with registered number 5254048, whose registered office is at Level 30, Citypoint, 1 Ropemaker Street, London EC2Y 9HD (“Buyer”); and

(6)                                          MACQUARIE UK BROADCAST HOLDINGS LIMITED, incorporated in England and Wales, with registered number 5254001, whose registered office is at Level 30, Citypoint, 1 Ropemaker Street, London EC2Y 9HD (“Buyer Holdco”).

WHEREAS:

(A)                                        The parties to this Deed are party to a Master Agreement relating to National Transcommunications Limited and NTL Digital Limited dated 1 December 2004 as varied by a Deed of Variation dated 23 December 2004, a Second Deed of Variation dated 27 January 2005 and a Deed of Accession and Adherence dated 27 January 2005 (the “Master Agreement”).

(B)                                        The parties wish to vary the Master Agreement subject to and in accordance with this Deed.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED:

1.                                               DEFINITIONS AND INTERPRETATION

1.1                                       Definitions

In this Deed, unless the subject or context otherwise requires, words and phrases defined in the Master Agreement shall have the same meaning when used in this Deed.

1.2                                       Interpretation

The provisions of clause 1 of the Master Agreement shall apply to this Deed, mutatis mutandis.

2.                                               WAIVER AND VARIATION

The parties to this Deed hereby consent and agree to the following variations pursuant to clause 22.5 of the Master Agreement:

2.1                                       Part II of Schedule 7 of the Master Agreement shall be amended by adding a Third Party Access Agreement as a new document numbered 32 in Part B thereof, which shall be in the form contained in Annexure 1 to this Deed and which document shall, for the avoidance of doubt, be an Ancillary Agreement;

2.2                                       the documents in the approved terms comprising the Ancillary Agreements may each be amended such that the definition therein of the “Broadcast Group” shall not include DTELS Limited;

2.3                                       the documents in the approved terms comprising the Ancillary Agreements may each be amended such that the address for service of notices pursuant to each Ancillary Agreement be amended to “Crawley Court, Winchester, Hampshire SO21 2QA, marked for the attention of the Company Secretary”;

2.4                                       the documents in the approved terms comprising the following Ancillary Agreements shall be amended so as to reflect the terms of the documents contained in the following Annexures to this Deed:

Ancillary Agreement	Annexure

Transitional Services Agreement for the Provision of Finance Services	2

Transitional Services Agreement for the Provision of HR Services	3

Transitional Services Agreement for the Provision of IT Services	4

Transitional Services Agreement for the Provision of Voice, Data and Security Services	5

Leased Line Services Agreement	6

Communications (Telephony) Services Agreement	7

Firelink Side Letter	8

Transitional Services Agreement for the Provision of Corporate Database Services	9

Agreement Relating to the Provision of Support for Network Monitoring and Control Systems	10

Field Support Agreement	11

Agreement in Respect of the Management of Mechanical, Electrical, Cooling and Fire Protection Infrastructure	12

Agreement for the Provision of Radio and Antenna Costing, Design, Build and Support Services	13

Referral Agreement	14

NOT USED	15

Short Term Licence to Occupy — Core to Broadcast	16

Lease of Mast at Cambridge Cable Xcast	17

Lease of Mast at Copdock	18

Lease of Mast at Belfast Kennedy Way	19

Lease of Mast at Londonderry	20

Lease of Mast at Cardiff, Portmanmoore Road	21

Lease of Mast at Flitwick	22

Lease of Mast at Glasgow, Renfrew Braehead Warehouse Xcat	23

Lease of Mast at Stevenage, Leyden Road Xcat	24

Lease of Mast at Northampton, Crest House Xcom	25

Lease of Mast at Northampton, Gladstone Road Tran SW Xcom	26

Lease of Mast at Leamington Spa	27

Lease of Mast at Stockton-on-Tees	28

Lease of Mast at Leeds Seacroft	29

Lease of Mast at Watford	30

Option Agreement for the Grant of Leases	31

Lease of Part of Langley	32

Short Term Licence to Occupy – Broadcast to Core	33

Lease(s) of Part of Crawley Court	34

Lease of Part of St Hilary	35

Site Sharing under Co-Location Agreement for all Co-Location Sites in the UK	36

Site Sharing and Co-Location Agreement for all Co-Location Sites in Ireland	37

Lease of Part of Black hill	38

3.                                               UNDERTAKING

NGL undertakes to enter into and to procure the entry into by NatTrans and the relevant members of the ntl Group of the Ancillary Agreements and such agreements as are necessary to amend the Ancillary Agreements to the extent that the same are added or amended pursuant to clause 2 of this Deed on or before Completion.

4.                                               GENERAL PROVISIONS

The provisions of clauses 21 (Applicable Law and Jurisdiction) and 22 (General) of the Master Agreement shall apply, mutatis mutandis, to this Deed.

IN WITNESS WHEREOF this Deed has been executed and delivered the day and year first before written.

EXECUTED by	)
NTL GROUP LIMITED	)	/s/ RC Gale
acting by:	)	/s/ RM Mackenzie

EXECUTED by	)
NTL (CHICHESTER) LIMITED	)	/s/ RC Gale
acting by:	)	/s/ RM Mackenzie

EXECUTED by	)
NTL DIGITAL	)
VENTURES LIMITED	)	/s/ RC Gale
acting by:	)	/s/ RM Mackenzie

EXECUTED by	)
NTL VENTURES LIMITED	)	/s/ RC Gale
acting by:	)	/s/ RM Mackenzie

EXECUTED by	)
MACQUARIE UK BROADCAST	)
LIMITED	)	/s/ R Howes
acting by:	)	/s/ J Craig

EXECUTED by	)
MACQUARIE UK BROADCAST	)
HOLDINGS LIMITED	)	/s/ R Howes
acting by:	)	/s/ J Craig